Exhibit 99.2



For release:   IMMEDIATELY

Contact:       Charles M. Johnston, Chief Financial Officer
               Commonwealth Bancorp, Inc.
               (610) 313-2189

                 COMMONWEALTH BANCORP, INC. COMPLETES
                       SALE OF TWO BRANCH OFFICES

Norristown, PA, June 28, 1999 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that its wholly-owned subsidiary, Commonwealth Bank, completed the sale of two branches in Lebanon County, Pennsylvania to Harris Savings Bank.

As of March 31, 1999, the two branches had combined deposits of approximately $34 million. In addition to the deposits, the two branches had approximately $10 million of consumer and commercial loans as of March 31, 1999.

Commonwealth Bancorp, Inc., with consolidated assets of $2.2 billion, is the holding company for Commonwealth Bank, which has 59 branches throughout southeast Pennsylvania after completion of this transaction. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland, New Jersey, Rhode Island, and Virginia. ComNet also operates under the trade name of Homestead Mortgage in Maryland.